SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


                       Date of Report: September 13, 2004
                        (Date of earliest event reported)


                           XECHEM INTERNATIONAL, INC.
             (Exact name of registrant as specified in the charter)

           Delaware                         0-23788                              32-3284403
(State or other jurisdiction of       (Commission File No.)       (IRS Employer Identification No.)
        incorporation)


                    100 Jersey Avenue, Building B, Suite 310
                      New Brunswick, New Jersey 08901-3279
                    (Address of Principal Executive Offices)


                                 (732) 247-3300
               Registrant's telephone number including area code)


          (Former name or former address, if changed since last report)

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ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

         Pursuant to a letter dated September 13, 2004, Xechem International Inc. (the "Company") received notice from WithumSmith + Brown, P.C. ("WSB"), its independent public accountants, that WSB has resigned as the Company's independent public accountants and that the client-auditor relationship between the Company and WSB has ceased.

         WSB's report on the Company's consolidated financial statements for the year ended December 31, 2003, the only year for which WSB provided auditing services, included an explanatory paragraph indicating that the Company has experienced operating losses and net working capital deficiency that raise substantial doubt about the Company's ability to continue as a going concern. WSB's report on the Company's consolidated financial statements for the year ended December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

         During the term of WSB's engagement and through September 13, 2004, there have been no disagreements with WSB on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which, if not resolved to the satisfaction of WSB, would have caused WSB to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for the year ended December 31, 2003. In addition, there were no reportable events, as listed in Item 304(a)(1)(iv) of Regulation S-B.

         The Company has requested that WSB furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated September 23, 2004, is filed as Exhibit 16 to this Form 8-K/A.

         The Company is currently in the process of selecting a new independent registered public accounting firm. Upon making such selection, the Company will file a subsequent Current Report on Form 8-K in accordance with the requirements of Form 8-K.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(C) EXHIBITS

EXHIBIT         DESCRIPTION
-------         -----------

  16            Letter from WithumSmith+Brown, P.C. to the SEC



                                       2

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   September 24, 2004

                                       XECHEM INTERNATIONAL, INC.

                                       By:  /S/  RAMESH C. PANDEY, PH.D.
                                       Its: Chief Executive Officer